SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 25, 2002
(To Prospectus dated January 16, 2002)



                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                         Alternative Loan Trust 2002-7
                                    Issuer

              Mortgage Pass-Through Certificates, Series 2002-11
                                ---------------

--------------------------
The Class 1-A-5
certificates represent
obligations of the trust
only and do not                  The Class 1-A-5 Certificates
represent an interest in
or obligation of                 o   This supplement relates to the offering of the
CWABS, Inc.,                         Class 1-A-5 certificates of the series referenced
Countrywide Home                     above. This supplement does not contain complete
Loans, Inc.,                         information about the offering of the Class 1-A-5
Countrywide Home                     certificates. Additional information is contained
Loans Servicing LP or                in the prospectus supplement dated June 25, 2002,
any of their affiliates.             prepared in connection with the offering of the
                                     offered certificates of the series referenced above
This supplement may be               and in the prospectus of the depositor dated June 24,
used to offer and sell the           2002.  You are urged to read this supplement, the
offered certificates only            prospectus supplement and the prospectus in full.
if accompanied by the
prospectus supplement            o   As of June 25, 2003, the class certificate balance
and the prospectus.                  of the Class 1-A-5 certificates was approximately
                                     $9,927,000.
--------------------------



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 1-A-5 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

July 15, 2003

                               THE MORTGAGE POOL

         As of June 1, 2003 (the "Reference Date"), loan group 1 included approximately 454 Mortgage Loans having an aggregate Stated Principal Balance of approximately $188,375,077 and loan group 2 included approximately 3,921 Mortgage Loans having an aggregate Stated Principal Balance of approximately $475,274,635.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                           As of June 1, 2003
                                                                                   -----------------------------------
                                                                                     Loan Group       Loan Group
                                                                                           1                 2
Total Number of Mortgage Loans...................................................        454               3,921
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
         30-59 days..............................................................          4.19%            4.06%
         60-90 days..............................................................          1.32%            1.10%
         91 days or more (excluding pending foreclosures)........................          0.44%            0.74%
                                                                                           -----            -----
         Total Delinquencies.....................................................          5.95%            5.90%
                                                                                           -----            -----
Foreclosures Pending.............................................................          1.76%            0.84%
                                                                                           -----            -----
Total Delinquencies and foreclosures pending.....................................          7.71%            6.74%
                                                                                           =====            =====

______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Four (4) Mortgage Loans in loan group 1 have been converted and are, as of the Reference Date, REO loans. Eleven (11) Mortgage Loans in loan group 2 have been converted and are, as of the Reference Date, REO loans.

         Certain additional information as to the Mortgage Loans in loan group 1 and loan group 2 as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

         A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $38.782 billion at March 31, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):



                                                At February 28(29),                    At December 31,         At March 31,
                                     ------------------------------------------ -----------------------------  --------------
                                         1999           2000           2001           2001          2002           2003
                                     ---------------  -----------   ------------  -----------   -------------  --------------
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End:
     30-59 days........................  1.03%          1.36%          1.61%          1.89%          2.11%         1.89%
     60-89 days........................  0.18           0.22           0.28           0.39           0.53          0.47
     90 days or more (excluding
        pending foreclosures)..........  0.12           0.16           0.14           0.23           0.35          0.54
                                        ------------  ----------    ------------  -----------   -------------  --------------
         Total of delinquencies........  1.32%          1.75%          2.03%          2.51%          2.99%         2.91%
                                        ============  ==========    ============  ===========   ============== ==============
Foreclosures pending...................  0.14%          0.16%          0.27%          0.31%          0.31%         0.50%
                                        ============  ==========    ============  ===========   ============== ==============

Total delinquencies and
    foreclosures pending...............  1.46%          1.91%          2.30%          2.82%          3.31%         3.41%
                                        ============  ==========    ============  ===========   ============== ==============

Net Gains/(Losses) on liquidated
    loans(1)........................... $(2,882,524)  $(3,076,240)  $(2,988,604)  $(5,677,141)  $(10,788,657)  $(3,015,435)
Percentage of Net Gains/(Losses)
    on liquidated loans(1)(2)..........      (0.018)%     (0.017)%      (0.014)%      (0.022)%       (0.032)%      (0.008)%
Percentage of Net Gains/(Losses)
    on liquidated loans (based on
    average outstanding principal
    balance)(1)........................      (0.021)%     (0.017)%      (0.015)%      (0.023)%       (0.033)%      (0.008)%


__________

(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                  DESCRIPTION OF THE CLASS 1-A-5 CERTIFICATES

         The Class 1-A-5 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates," " - Interest," and "- Principal".

         As of June 25, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class 1-A-5 Certificates was approximately $9,927,000, evidencing a beneficial ownership interest of approximately 1.50% in the Trust Fund. As of the Certificate Date, the group 1 senior certificates had an aggregate principal balance of approximately $164,684,356 and evidenced in the aggregate a beneficial ownership interest of approximately 24.81% in the Trust Fund. As of the Certificate Date, the group 2 senior certificates had an aggregate principal balance of approximately $436,109,851 and evidenced in the aggregate a beneficial ownership interest of approximately 65.71% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $62,855,507 and evidenced in the aggregate a beneficial ownership interest of approximately 0.09% in the Trust Fund. For additional information with respect to the Class 1-A-5 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The June 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

         o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

         o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

         o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

         o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

         o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

         o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

         o the Class Certificate Balance of the Class 1-A-5 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

         o interest accrues on the Class 1-A-5 Certificates at the applicable interest rate as described in the prospectus supplement,

         o distributions in respect of the Class 1-A-5 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

         o the closing date of the sale of the Class 1-A-5 Certificates is July 15, 2003,

         o the seller is not required to repurchase or substitute for any mortgage loan,

         o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement, and

         o   no class of certificates becomes a Restricted Class.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of any prepayment of any pool of mortgage loans, including the mortgage loans. A 100% prepayment assumption (the "Prepayment Assumption") assumes a Constant Prepayment Rate ("CPR") of 4.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.2727272727% (precisely (14/11)%) per annum in the second through eleventh months. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 18.0% per annum each month. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

         While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 1-A-5 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding

                                            Percentage of the
                                          Prepayment Assumption
                                      --------------------------------
Distribution Date                     0%    50%   100%   150%    200%
-----------------                     ----  ----  -----  ------  -----
Initial.........................      100   100    100     100    100
June 2004.......................      100   100    100     100    100
June 2005.......................      100   100    100     100     88
June 2006.......................      100   100    100      62      0
June 2007.......................      100   100    100       0      0
June 2008.......................      100   100     66       0      0
June 2009.......................      100   100     12       0      0
June 2010.......................      100   100      0       0      0
June 2011.......................      100   100      0       0      0
June 2012.......................      100   100      0       0      0
June 2013.......................      100   100      0       0      0
June 2014.......................      100   100      0       0      0
June 2015.......................      100   100      0       0      0
June 2016.......................      100   100      0       0      0
June 2017.......................      100   100      0       0      0
June 2018.......................      100   100      0       0      0
June 2019.......................      100    88      0       0      0
June 2020.......................      100    76      0       0      0
June 2021.......................      100    65      0       0      0
June 2022.......................      100    55      0       0      0
June 2023.......................      100    47      0       0      0
June 2024.......................      100    39      0       0      0
June 2025.......................      100    32      0       0      0
June 2026.......................      100    26      0       0      0
June 2027.......................      100    20      0       0      0
June 2028.......................      100    15      0       0      0
June 2029.......................      100    10      0       0      0
June 2030.......................      100     6      0       0      0
June 2031.......................       63     3      0       0      0
June 2032.......................        *     0      0       0      0
June 2033.......................        0     0      0       0      0
Weighted Average Life (in
years)**........................     28.3  20.4    5.4     3.1    2.2
__________________________
(*) Less than 0.5% of the initial aggregate principal balance. (**)Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $7,159,268, $200,000 and $7,159,268, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class 1-A-5 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class 1-A-5 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 1-A-5 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") subject to certain conditions.

                                    RATINGS

         The Class 1-A-5 Certificates are currently rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. and "AAA" by Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 1-A-5 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Mortgage Loans in Group 1
(As of Reference Date)
Total Number of Loans                                      454
Aggregate Principal Balance                           $188,375,077
Average Principal                                      $414,923                             $95,967 to $1,301,536
Weighted Average Mortgage Rate                           7.561%                             6.500% to 9.500%
Net Weighted Average Mortgage Rate                       7.269%                             6.241% to 8.991%
Weghted Average Original Term (months)                     359                                 240 to 360
Weighted Average Remaining Term (months)                   345                                  45 to 350
Weighted Average Combined Loan-to-Value Ratio            78.04%                             37.50% to 95.46%



                                             MORTGAGE RATES

Mortgage                             Number of                   Aggregate        Percentage of Mortgage
Rate (%)                           Mortgage Loans            Principal Balance    Loans in Loan Group 1
-------------------------------------------------------------------------------------------------------------
 6.500                                   1                      $265,209                0.14%
 6.625                                   4                     $1,632,667               0.87
 6.750                                   10                    $3,900,723               2.07
 6.875                                   14                    $6,138,375               3.26
 7.000                                   27                   $12,018,319               6.38
 7.125                                   41                   $17,283,085               9.17
 7.250                                   63                   $26,161,929               13.89
 7.375                                   36                   $16,386,228               8.70
 7.500                                   48                   $19,466,058               10.33
 7.625                                   36                   $14,509,061               7.70
 7.750                                   42                   $17,808,353               9.45
 7.875                                   41                   $15,435,394               8.19
 8.000                                   27                   $11,681,258               6.20
 8.125                                   14                    $5,478,756               2.91
 8.250                                   19                    $7,443,482               3.95
 8.375                                   14                    $5,952,226               3.16
 8.500                                   5                     $1,905,122               1.01
 8.625                                   3                     $1,575,780               0.84
 8.750                                   3                     $1,031,589               0.55
 8.875                                   1                      $314,241                0.17
 9.000                                   1                      $397,740                0.21
 9.125                                   1                      $372,968                0.20
 9.250                                   1                      $510,705                0.27
 9.375                                   1                      $354,192                0.19
 9.500                                   1                      $351,618                0.19
-------------------------------------------------------------------------------------------------------------
 Total                                  454                  $188,375,077              100.00   %
=============================================================================================================

                                            CURRENT MORTGAGE LOAN
                                              PRINCIPAL BALANCES

Range of Mortgage                    Number of                   Aggregate        Percentage of Mortgage
Principal Balances ($)             Mortgage Loans            Principal Balance    Loans in Loan Group 1
-------------------------------------------------------------------------------------------------------------
$0.01 - $100,000.00                     1                        $95,967                 0.05   %
$100,000.01 - $200,000.00               2                       $302,015                 0.16
$200,000.01 - $300,000.00               2                       $564,320                 0.30
$300,000.01 - $400,000.00              288                    $101,309,501              53.78
$400,000.01 - $500,000.00               88                     $39,412,430              20.92
$500,000.01 - $600,000.00               36                     $19,898,113              10.56
$600,000.01 - $700,000.00               26                     $16,504,326               8.76
$800,000.01 - $900,000.00               6                      $5,177,010                2.75
$900,000.01 - $1,000,000.00             4                      $3,809,859                2.02
$1,000,000.01 - $1,500,000.0            1                      $1,301,536                0.69
-------------------------------------------------------------------------------------------------------------
Total                                  454                    $188,375,077              100.00   %
=============================================================================================================

                                            DOCUMENTATION PROGRAM

                                     Number of                   Aggregate        Percentage of Mortgage
Type of Program                    Mortgage Loans            Principal Balance    Loans in Loan Group 1
-------------------------------------------------------------------------------------------------------------
Reduced                                277                      $113,192,513              60.09  %
Full/Alt                                95                      $44,103,949               23.41
No Income/No Asset                      56                      $21,504,990               11.42
Stated Income/Stated Asset              26                       $9,573,625               5.08
-------------------------------------------------------------------------------------------------------------
Total                                  454                      $188,375,077             100.00  %
=============================================================================================================

                                        ORIGINAL LOAN TO VALUE RATIOS

Range of Original                    Number of                   Aggregate        Percentage of Mortgage
Loan-to-Value Ratios               Mortgage Loans            Principal Balance    Loans in Loan Group 1
-------------------------------------------------------------------------------------------------------------
50.00 or below                          6                        $3,300,192               1.75   %
50.01 - 55.00                           7                        $3,323,878               1.76
55.01 - 60.00                           18                       $9,041,083               4.80
60.01 - 65.00                           17                       $8,695,517               4.62
65.01 - 70.00                           37                      $17,177,157               9.12
70.01 - 75.00                           56                      $25,136,146              13.34
75.01 - 79.99                           50                      $20,097,397              10.67
80.00 - 80.00                          122                      $50,291,019              26.70
80.01 - 85.00                           15                       $7,213,501               3.83
85.01 - 90.00                           76                      $26,385,674              14.01
90.01 - 95.00                           49                      $17,401,363               9.24
95.01 - 100.00                          1                         $312,150                0.17
-------------------------------------------------------------------------------------------------------------
Total                                  454                      $188,375,077             100.00  %
=============================================================================================================

                                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                     Number of                   Aggregate        Percentage of Mortgage
State                              Mortgage Loans            Principal Balance    Loans in Loan Group 1
-------------------------------------------------------------------------------------------------------------
California                               144                     $61,831,239               32.82 %
New York                                 43                      $16,624,845               8.83
Florida                                  32                      $13,639,479               7.24
New Jersey                               26                      $10,634,548               5.65
Texas                                    27                      $10,350,938               5.49
Connecticut                              16                      $5,779,658                3.07
Arizona                                  13                      $5,210,698                2.77
Hawaii                                   8                       $5,108,836                2.71
Pennsylvania                             11                      $5,092,970                2.70
New York                                 12                      $4,592,376                2.44
Massachusetts                            11                      $4,584,709                2.43
Georgia                                  10                      $3,856,509                2.05
Maryland                                 9                       $3,758,588                2.00
Other (less than 2%)                     92                      $37,309,681               0.20
-------------------------------------------------------------------------------------------------------------
Total                                    454                    $188,375,077              100.00 %
=============================================================================================================

                                          PURPOSE OF MORTGAGE LOANS

                                     Number of                   Aggregate        Percentage of Mortgage
Loan Purpose                       Mortgage Loans            Principal Balance    Loans in Loan Group 1
-------------------------------------------------------------------------------------------------------------
Purchase                                 282                   $111,347,956              59.11   %
Refinance (rate/term)                     92                   $41,511,164               22.04
Refinance (cash-out)                      80                   $35,515,957               18.85
-------------------------------------------------------------------------------------------------------------
Total                                    454                   $188,375,077             100.00   %
=============================================================================================================

                                        TYPES OF MORTGAGED PROPERTIES

                                     Number of                   Aggregate        Percentage of Mortgage
Property Type                      Mortgage Loans            Principal Balance    Loans in Loan Group 1
-------------------------------------------------------------------------------------------------------------
Single-Family Detached Dwelling          322                   $133,847,087              71.05   %
Planned Unit Development                 102                   $41,726,578               22.15
Condominium (Low Rise)                   16                     $6,308,831               3.35
2-4 Family Dwellings                      8                     $4,311,647               2.29
Condominium (High Rise)                   6                     $2,180,934               1.16
-------------------------------------------------------------------------------------------------------------
Total                                    454                   $188,375,077             100.00   %
=============================================================================================================

                                               OCCUPANCY TYPES

                                     Number of                   Aggregate        Percentage of Mortgage
Occupancy Type                     Mortgage Loans            Principal Balance    Loans in Loan Group 1
-------------------------------------------------------------------------------------------------------------
Primary Residence                        430                   $178,303,101              94.65   %
Second Residence                         15                     $6,542,525                3.47
Investor Residence                        9                     $3,529,452                1.87
-------------------------------------------------------------------------------------------------------------
Total                                    454                   $188,375,077              100.00  %
=============================================================================================================

                                         REMAINING TERMS TO MATURITY

Remaining Terms to Maturity          Number of                   Aggregate        Percentage of Mortgage
(Months)                           Mortgage Loans            Principal Balance    Loans in Loan Group 1
-------------------------------------------------------------------------------------------------------------
45                                       1                        $95,967                    0.05%
88                                       1                       $165,069                    0.09
224                                      1                       $480,357                    0.26
228                                      1                       $312,583                    0.17
229                                      2                       $696,079                    0.37
258                                      1                       $580,842                    0.31
266                                      1                       $327,070                    0.17
289                                      1                       $368,572                    0.20
312                                      1                       $363,395                    0.19
328                                      2                       $723,037                    0.38
329                                      1                       $467,189                    0.25
330                                      1                       $428,946                    0.23
331                                      1                       $602,244                    0.32
332                                      2                       $823,159                    0.44
335                                      2                       $791,737                    0.42
336                                      2                       $686,912                    0.36
337                                      5                       $2,504,512                  1.33
338                                      4                       $1,468,503                  0.78
339                                      1                       $334,624                    0.18
340                                      4                       $1,462,293                  0.78
341                                      7                       $2,737,379                  1.45
342                                      4                       $1,373,709                  0.73
343                                      7                       $2,858,524                  1.52
344                                      11                      $4,786,985                  2.54
345                                      10                      $3,941,349                  2.09
346                                      19                      $8,723,420                  4.63
347                                      44                      $18,309,745                 9.72
348                                      173                     $73,409,725                 38.97
349                                      143                     $58,153,414                 30.87
350                                      1                       $397,740                    0.21
-------------------------------------------------------------------------------------------------------------
Total                                    454                    $188,375,077                100.00 %
=============================================================================================================

Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                                    3,921
Aggregate Principal Balance                              $475,274,635
Average Principal                                        $121,213                           $1,604 to $571,413
Weighted Average Mortgage Rate                           7.655%                             5.990% to 10.250%
Net Weighted Average Mortgage Rate                       7.361%                             5.616% to 9.241%
Weghted Average Original Term (months)                   358                                240 to 360
Weighted Average Remaining Term (months)                 344                                3 to 360
Weighted Average Combined Loan-to-Value Ratio            81.54%                             16.32% to 100.00%

                        MORTGAGE RATES

Mortgage                Number of                   Aggregate            Percentage of Mortgage
Rate (%)                Mortgage Loans              Principal Balance    Loans in Loan Group 2
----------------------------------------------------------------------------------------------
5.990                   1                           $257,443             0.05%
6.000                   4                           $423,275             0.09
6.125                   2                           $346,117             0.07
6.250                   10                          $1,624,485           0.34
6.375                   12                          $2,090,360           0.44
6.430                   1                           $169,201             0.04
6.500                   41                          $6,438,235           1.35
6.625                   44                          $6,675,086           1.40
6.700                   1                           $66,414              0.01
6.750                   58                          $9,044,132           1.90
6.875                   105                         $14,315,959          3.01
6.990                   2                           $237,296             0.05
7.000                   175                         $23,407,103          4.92
7.125                   183                         $24,426,064          5.14
7.150                   1                           $175,676             0.04
7.250                   441                         $59,627,494          12.55
7.375                   427                         $51,521,482          10.84
7.500                   540                         $62,479,344          13.15
7.625                   209                         $23,614,240          4.97
7.750                   234                         $26,820,262          5.64
7.875                   270                         $31,901,155          6.71
8.000                   160                         $16,668,298          3.51
8.125                   94                          $10,635,362          2.24
8.250                   179                         $20,383,294          4.29
8.375                   135                         $15,661,711          3.30
8.500                   166                         $19,517,207          4.11
8.625                   124                         $13,574,722          2.86
8.750                   100                         $11,044,523          2.32
8.875                   70                          $7,650,935           1.61
9.000                   39                          $4,150,818           0.87
9.125                   19                          $1,761,000           0.37
9.250                   27                          $3,516,348           0.74
9.375                   20                          $2,223,262           0.47
9.500                   14                          $1,244,159           0.26
9.625                   5                           $530,815             0.11
9.750                   3                           $491,806             0.10
9.875                   2                           $149,870             0.03
10.125                  1                           $99,074              0.02
10.250                  2                           $310,607             0.07
----------------------------------------------------------------------------------------------
Total                   3,921                       $475,274,635         100.00%
==============================================================================================


                                 CURRENT MORTGAGE LOAN
                                 PRINCIPAL BALANCES

Range of Mortgage                Number of                 Aggregate           Percentage of Mortgage
Principal Balances ($)           Mortgage Loans            Principal Balance   Loans in Loan Group 2
-----------------------------------------------------------------------------------------------------
$0.01 - $100,000.00              1,731                     $122,570,603            25.79%
$100,000.01 - $200,000.00        1,731                     $237,810,196            50.04
$200,000.01 - $300,000.00        426                       $103,139,117            21.70
$300,000.01 - $400,000.00        28                        $9,294,327              1.96
$400,000.01 - $500,000.00        3                         $1,377,727              0.29
$500,000.01 - $600,000.00        2                         $1,082,665              0.23
-----------------------------------------------------------------------------------------------------
Total                            3,921                     $475,274,635            100.00 %
=====================================================================================================



                                  DOCUMENTATION PROGRAM

                                  Number of               Aggregate           Percentage of Mortgage
Type of Program                   Mortgage Loans          Principal Balance   Loans in Loan Group 2
-----------------------------------------------------------------------------------------------------
Full/Alt                          2,406                   $278,795,230                58.66%
No Income/No Asset                664                     $86,060,640                 18.11
Reduced                           488                     $69,446,299                 14.61
CLUES Plus                        307                     $33,883,967                 7.13
Stated Income/Stated Asset        33                      $4,123,929                  0.87
Streamline                        23                      $2,964,570                  0.62
-----------------------------------------------------------------------------------------------------
Total                             3,921                   $475,274,635                100.00%
=====================================================================================================

                              ORIGINAL LOAN TO VALUE RATIOS

Range of Original             Number of                 Aggregate             Percentage of Mortgage
Loan-to-Value Ratios          Mortgage Loans            Principal Balance     Loans in Loan Group 2
-----------------------------------------------------------------------------------------------------
50.00 or below                61                        $6,053,735                  1.27%
50.01 - 55.00                 29                        $3,922,054                  0.83
55.01 - 60.00                 40                        $5,712,490                  1.20
60.01 - 65.00                 99                        $12,302,485                 2.59
65.01 - 70.00                 229                       $31,589,203                 6.65
70.01 - 75.00                 338                       $42,632,617                 8.97
75.01 - 79.99                 326                       $39,685,523                 8.35
80.00 - 80.00                 1,311                     $156,827,498                33.00
80.01 - 85.00                 111                       $13,459,597                 2.83
85.01 - 90.00                 782                       $90,525,779                 19.05
90.01 - 95.00                 441                       $55,366,425                 11.65
95.01 - 100.00                154                       $17,197,228                 3.62
-----------------------------------------------------------------------------------------------------
Total                         3,921                     $475,274,635                100.00%
=====================================================================================================




                              STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                              Number of                     Aggregate            Percentage of Mortgage
State                         Mortgage Loans                Principal Balance    Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------
California                    586                           $96,900,549              20.39%
Florida                       322                           $36,181,239              7.61
Texas                         313                           $36,137,729              7.60
Colorado                      147                           $20,640,703              4.34
Michigan                      207                           $19,403,158              4.08
Washington                    129                           $18,474,952              3.89
New York                      98                            $17,141,129              3.61
North Carolina                159                           $15,602,661              3.28
Georgia                       118                           $13,738,986              2.89
Arizona                       120                           $13,220,696              2.78
Ohio                          139                           $12,671,212              2.67
Oregon                        98                            $12,274,019              2.58
Nevada                        91                            $11,628,370              2.45
Other (less than 2%)          1,394                         $151,259,231             31.83
-------------------------------------------------------------------------------------------------------
Total                         3,921                         $475,274,635             100.00%
=======================================================================================================



                              PURPOSE OF MORTGAGE LOANS

                              Number of                   Aggregate             Percentage of Mortgage
Loan Purpose                  Mortgage Loans              Principal Balance     Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------
Purchase                      2,615                       $314,897,635                66.26%
Refinance (cash-out)          806                         $99,114,593                 20.85
Refinance (rate/term)         500                         $61,262,407                 12.89
-------------------------------------------------------------------------------------------------------
Total                         3,921                       $475,274,635                100.00%
=======================================================================================================




                                      TYPES OF MORTGAGED PROPERTIES

                                      Number of          Aggregate              Percentage of Mortgage
Property Type                         Mortgage Loans     Principal Balance      Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------
Single-Family Detached Dwelling       2,602              $298,525,839                 62.81%
Planned Unit Development              540                $74,413,937                  15.66
2-4 Family Dwellings                  418                $63,677,258                  13.40
Condominium (Low Rise)                269                $30,185,303                  6.35
Manufactured Housing (1)              60                 $4,572,150                   0.96
Condominium (High Rise)               31                 $3,835,520                   0.81
Co-Op                                 1                  $64,627                      0.01
-------------------------------------------------------------------------------------------------------
Total                                 3,921              $475,274,635                 100.00%
=======================================================================================================


(1) Treated as real property.




                                        OCCUPANCY TYPES

                           Number of                    Aggregate               Percentage of Mortgage
Occupancy Type             Mortgage Loans               Principal Balance       Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------
Primary Residence          2,512                        $310,906,720                  65.42%
Investor Residence         1,343                        $156,848,376                  33.00
Second Residence           66                           $7,519,539                    1.58
-------------------------------------------------------------------------------------------------------
Total                      3,921                        $475,274,635                  100.00%
=======================================================================================================

                                   REMAINING TERMS TO MATURITY

Remaining Terms to Maturity        Number of               Aggregate             Percentage of Mortgage
(Months)                           Mortgage Loans          Principal Balance     Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------
360                                1                       $239,483                     0.05 %
351                                1                       $68,742                      0.01
349                                286                     $33,879,820                  7.13
348                                2,047                   $250,962,839                 52.8
347                                552                     $68,067,395                  14.32
346                                297                     $36,880,335                  7.76
345                                139                     $17,090,630                  3.6
344                                95                      $10,683,943                  2.25
343                                72                      $8,900,650                   1.87
342                                50                      $6,126,647                   1.29
341                                40                      $4,402,394                   0.93
340                                24                      $2,633,803                   0.55
339                                28                      $3,709,474                   0.78
338                                29                      $3,345,511                   0.7
337                                26                      $3,122,183                   0.66
336                                16                      $1,518,522                   0.32
335                                14                      $1,132,074                   0.24
334                                12                      $1,558,897                   0.33
333                                9                       $924,293                     0.19
332                                9                       $765,482                     0.16
331                                8                       $835,245                     0.18
330                                6                       $495,764                     0.1
329                                10                      $815,231                     0.17
328                                10                      $1,037,817                   0.22
327                                4                       $295,918                     0.06
326                                4                       $508,618                     0.11
325                                4                       $486,290                     0.1
324                                6                       $729,493                     0.15
323                                5                       $850,321                     0.18
321                                2                       $255,909                     0.05
320                                3                       $373,110                     0.08
319                                3                       $391,619                     0.08
318                                3                       $238,911                     0.05
317                                2                       $252,707                     0.05
315                                1                       $110,356                     0.02
314                                3                       $227,651                     0.05
313                                1                       $91,807                      0.02
312                                2                       $183,540                     0.04
311                                3                       $246,738                     0.05
310                                2                       $182,387                     0.04
309                                2                       $219,816                     0.05
307                                1                       $161,103                     0.03
306                                1                       $90,204                      0.02
305                                2                       $234,100                     0.05
304                                1                       $89,953                      0.02
303                                1                       $284,460                     0.06
302                                1                       $105,262                     0.02
300                                1                       $93,983                      0.02
298                                1                       $64,140                      0.01
296                                1                       $41,540                      0.01
294                                2                       $312,759                     0.07
289                                1                       $331,567                     0.07
288                                5                       $836,584                     0.18
287                                6                       $827,980                     0.17
286                                4                       $459,208                     0.1
285                                1                       $94,052                      0.02
284                                2                       $287,131                     0.06
283                                2                       $131,731                     0.03
278                                1                       $138,000                     0.03
273                                1                       $220,310                     0.05
269                                1                       $138,993                     0.03
251                                1                       $56,032                      0.01
247                                2                       $154,171                     0.03
238                                1                       $64,260                      0.01
229                                4                       $324,290                     0.07
228                                23                      $2,469,102                   0.52
227                                5                       $567,192                     0.12
226                                2                       $300,969                     0.06
225                                2                       $163,353                     0.03
224                                2                       $309,097                     0.07
223                                1                       $176,480                     0.04
222                                4                       $479,313                     0.1
220                                1                       $50,728                      0.01
212                                1                       $101,380                     0.02
211                                1                       $35,747                      0.01
209                                1                       $163,618                     0.03
133                                1                       $40,083                      0.01
23                                 1                       $31,794                      0.01
3                                  1                       $1,604                       0
-------------------------------------------------------------------------------------------------------
Total                              3,921                   $475,274,635                 100.00%
=======================================================================================================

                                   EXHIBIT 2



     THE                                            Distribution Date: 6/25/03
   BANK OF
     NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236
 Associate: Sean O'Connell
            212-815-6312

                            Countrywide Home Loans
                      Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-7
                                Series 2002-11



                                         Certificateholder Monthly Distribution Summary


                                                    Certificate                              Pass
                                      Class            Rate          Beginning             Through        Principal
     Class           Cusip         Description         Type           Balance              Rate (%)      Distribution
--------------------------------------------------------------------------------------------------------------------------------
      1A1          12669CN97          Senior        Var-30/360        47,230,236.89        1.970000    6,484,746.58
      1A2          12669CP20         Strip IO       Var-30/360        47,230,236.83        6.530000            0.00
      1A3          12669CP38          Senior        Fix-30/360        27,939,103.00        6.500000            0.00
      1A4          12669CP46          Senior        Fix-30/360        50,090,663.90        6.500000    9,385,789.44
      1A5          12669CP53          Senior        Fix-30/360         9,927,000.00        6.500000            0.00
      1A6          12669CP61          Senior        Fix-30/360        21,493,558.03        6.250000    4,027,377.44
      1A7          12669CP79          Senior        Fix-30/360        21,493,558.03        5.750000    4,027,377.44
      1A8          12669CP87          Senior        Var-30/360        10,746,779.02        1.820000    2,013,688.72
      1A9          12669CP95         Strip IO       Var-30/360        10,746,778.99        6.680000            0.00
      CB1          12669CQ29         Strip IO       Fix-30/360        24,474,615.35        7.000000            0.00
      CB2          12669CQ37          Senior        Fix-30/360        30,727,428.00        6.500000            0.00
      CB3          12669CQ45          Senior        Fix-30/360        87,833,702.66        6.500000    6,045,673.31
      CB4          12669CQ52          Senior        Fix-30/360        84,501,756.93        6.500000    6,779,611.09
      CB5          12669CR44          Senior        Fix-30/360        13,994,856.00        6.500000            0.00
      CB6          12669CR51          Senior        Fix-30/360        11,372,000.00        6.500000            0.00
      CB7          12669CR69          Senior        Fix-30/360        30,727,428.00        6.750000            0.00
      CB8          12669CR77          Senior        Fix-30/360        67,705,590.50        6.750000    5,253,185.37
      CB9          12669CR85          Senior        Fix-30/360        22,519,855.00        6.750000            0.00
     CB10          12669CR93          Senior        Fix-30/360         9,884,000.00        6.750000            0.00
     CB11          12669CS27          Senior        Fix-30/360        79,512,869.25        6.750000    7,572,098.99
     CB12          12669CS35          Senior        Fix-30/360        18,080,000.00        6.750000            0.00
      PO                                                               7,146,766.75        0.000000      543,397.24
     PO-1          12669CS43         Strip PO       Fix-30/360         2,102,070.20        0.000000      399,633.77
     PO-2          12669CS43         Strip PO       Fix-30/360         5,044,696.55        0.000000      143,763.47
      AR           12669CS50          Senior        Fix-30/360                 0.00        7.000000            0.00
--------------------------------------------------------------------------------------------------------------------------------
       M           12669CS68          Junior        Fix-30/360        30,482,960.60        7.000000       26,984.91
      B1           12669CS76          Junior        Fix-30/360        11,036,893.01        7.000000        9,770.36
      B2           12669CS84          Junior        Fix-30/360         9,460,222.32        7.000000        8,374.62
      B3           12669CQ60          Junior        Fix-30/360         5,781,158.89        7.000000        5,117.75
      B4           12669CQ78          Junior        Fix-30/360         2,627,817.52        7.000000        2,326.26
      B5           12669CQ86          Junior        Fix-30/360         3,610,553.09        7.000000        3,196.23
--------------------------------------------------------------------------------------------------------------------------------
    Totals                                                           715,926,757.39                   52,188,715.75
--------------------------------------------------------------------------------------------------------------------------------


(table continued)



                                                        Current                       Cumulative
                    Interest         Total             Realized         Ending         Realized
     Class        Distribution    Distribution          Losses         Balance          Losses
-----------------------------------------------------------------------------------------------------
      1A1              77,494.88    6,562,241.46           0.00   40,745,490.31          0.00
      1A2             256,873.90      256,873.90           0.00   40,745,490.25          0.00
      1A3             151,255.96      151,255.96           0.00   27,939,103.00          0.00
      1A4             271,179.47    9,656,968.92           0.00   40,704,874.46          0.00
      1A5              53,742.52       53,742.52           0.00    9,927,000.00          0.00
      1A6             111,885.81    4,139,263.25           0.00   17,466,180.58          0.00
      1A7             102,934.94    4,130,312.39           0.00   17,466,180.58          0.00
      1A8              16,290.57    2,029,979.30           0.00    8,733,090.30          0.00
      1A9              59,791.78       59,791.78           0.00    8,733,090.27          0.00
      CB1             142,741.39      142,741.39           0.00   23,100,477.73          0.00
      CB2             166,408.52      166,408.52           0.00   30,727,428.00          0.00
      CB3             475,675.24    6,521,348.55           0.00   81,788,029.34          0.00
      CB4             457,630.64    7,237,241.73           0.00   77,722,145.84          0.00
      CB5              75,791.03       75,791.03           0.00   13,994,856.00          0.00
      CB6              61,586.60       61,586.60           0.00   11,372,000.00          0.00
      CB7             172,808.85      172,808.85           0.00   30,727,428.00          0.00
      CB8             380,771.38    5,633,956.75           0.00   62,452,405.13          0.00
      CB9             126,650.05      126,650.05           0.00   22,519,855.00          0.00
     CB10              55,586.91       55,586.91           0.00    9,884,000.00          0.00
     CB11             447,174.67    8,019,273.66           0.00   71,940,770.26          0.00
     CB12             101,680.62      101,680.62           0.00   18,080,000.00          0.00
      PO                    0.00      543,397.24           0.00    6,603,369.51          0.00
     PO-1                   0.00      399,633.77           0.00    1,702,436.43          0.00
     PO-2                   0.00      143,763.47           0.00    4,900,933.08          0.00
      AR                    0.00            0.00           0.00            0.00          0.00
-----------------------------------------------------------------------------------------------------
       M              177,760.39      204,745.30           0.00   30,455,975.69          0.00
      B1               64,361.28       74,131.64           0.00   11,027,122.65          0.00
      B2               55,166.98       63,541.60           0.00    9,451,847.70          0.00
      B3               33,712.64       38,830.38           0.00    5,776,041.14          0.00
      B4               15,324.03       17,650.30           0.00    2,625,491.26          0.00
      B5               21,054.82       24,251.05      88,328.11    3,519,028.75    156,966.91
-----------------------------------------------------------------------------------------------------
    Totals          4,133,335.87   56,322,051.65      88,328.11  663,649,713.50    156,966.91
-----------------------------------------------------------------------------------------------------

     THE                                            Distribution Date: 6/25/03
   BANK OF
     NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236
 Associate: Sean O'Connell
            212-815-6312

                            Countrywide Home Loans
                      Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-7
                                Series 2002-11


                                   Principal Distribution Detail


                                       Original         Beginning         Scheduled
                                      Certificate      Certificate        Principal        Accretion
     Class          Cusip               Balance          Balance        Distribution       Principal
-----------------------------------------------------------------------------------------------------------
      1A1         12669CN97        93,130,343.00     47,230,236.89      6,484,746.58             0.00
      1A2         12669CP20        93,130,343.00     47,230,236.83              0.00             0.00
      1A3         12669CP38        27,939,103.00     27,939,103.00              0.00             0.00
      1A4         12669CP46       116,524,830.00     50,090,663.90      9,385,789.44             0.00
      1A5         12669CP53         9,927,000.00      9,927,000.00              0.00             0.00
      1A6         12669CP61        50,000,000.00     21,493,558.03      4,027,377.44             0.00
      1A7         12669CP79        50,000,000.00     21,493,558.03      4,027,377.44             0.00
      1A8         12669CP87        25,000,000.00     10,746,779.02      2,013,688.72             0.00
      1A9         12669CP95        25,000,000.00     10,746,778.99              0.00             0.00
      CB1         12669CQ29        32,922,244.00     24,474,615.35              0.00             0.00
      CB2         12669CQ37        30,727,428.00     30,727,428.00              0.00             0.00
      CB3         12669CQ45       125,000,000.00     87,833,702.66      6,045,673.31             0.00
      CB4         12669CQ52       126,180,000.00     84,501,756.93      6,779,611.09             0.00
      CB5         12669CR44        13,994,856.00     13,994,856.00              0.00             0.00
      CB6         12669CR51        11,372,000.00     11,372,000.00              0.00             0.00
      CB7         12669CR69        30,727,428.00     30,727,428.00              0.00             0.00
      CB8         12669CR77       100,000,000.00     67,705,590.50      5,253,185.37             0.00
      CB9         12669CR85        22,519,855.00     22,519,855.00              0.00             0.00
     CB10         12669CR93         9,884,000.00      9,884,000.00              0.00             0.00
     CB11         12669CS27       126,063,000.00     79,512,869.25      7,572,098.99             0.00
     CB12         12669CS35        18,080,000.00     18,080,000.00              0.00             0.00
      PO                            9,979,041.88      7,146,766.75        543,397.24             0.00
     PO-1         12669CS43         3,478,622.26      2,102,070.20        399,633.77             0.00
     PO-2         12669CS43         6,500,419.62      5,044,696.55        143,763.47             0.00
      AR          12669CS50               100.00              0.00              0.00             0.00
-----------------------------------------------------------------------------------------------------------
       M          12669CS68        30,760,000.00     30,482,960.60         26,984.91             0.00
      B1          12669CS76        11,137,200.00     11,036,893.01          9,770.36             0.00
      B2          12669CS84         9,546,200.00      9,460,222.32          8,374.62             0.00
      B3          12669CQ60         5,833,700.00      5,781,158.89          5,117.75             0.00
      B4          12669CQ78         2,651,700.00      2,627,817.52          2,326.26             0.00
      B5          12669CQ86         3,712,627.87      3,610,553.09          3,196.23             0.00
-----------------------------------------------------------------------------------------------------------
    Totals                      1,060,690,412.75    715,926,757.39     52,188,715.75             0.00
-----------------------------------------------------------------------------------------------------------



(table continued)




                 Unscheduled          Net           Current          Ending                 Ending
                  Principal        Principal        Realized       Certificate            Certificate
     Class       Adjustments     Distribution        Losses          Balance                Factor
--------------------------------------------------------------------------------------------------------
      1A1             0.00        6,484,746.58           0.00    40,745,490.31           0.43751036446
      1A2             0.00                0.00           0.00    40,745,490.25           0.43751036382
      1A3             0.00                0.00           0.00    27,939,103.00           1.00000000000
      1A4             0.00        9,385,789.44           0.00    40,704,874.46           0.34932361163
      1A5             0.00                0.00           0.00     9,927,000.00           1.00000000000
      1A6             0.00        4,027,377.44           0.00    17,466,180.58           0.34932361163
      1A7             0.00        4,027,377.44           0.00    17,466,180.58           0.34932361163
      1A8             0.00        2,013,688.72           0.00     8,733,090.30           0.34932361193
      1A9             0.00                0.00           0.00     8,733,090.27           0.34932361073
      CB1             0.00                0.00           0.00    23,100,477.73           0.70166777618
      CB2             0.00                0.00           0.00    30,727,428.00           1.00000000000
      CB3             0.00        6,045,673.31           0.00    81,788,029.34           0.65430423475
      CB4             0.00        6,779,611.09           0.00    77,722,145.84           0.61596248087
      CB5             0.00                0.00           0.00    13,994,856.00           1.00000000000
      CB6             0.00                0.00           0.00    11,372,000.00           1.00000000000
      CB7             0.00                0.00           0.00    30,727,428.00           1.00000000000
      CB8             0.00        5,253,185.37           0.00    62,452,405.13           0.62452405131
      CB9             0.00                0.00           0.00    22,519,855.00           1.00000000000
     CB10             0.00                0.00           0.00     9,884,000.00           1.00000000000
     CB11             0.00        7,572,098.99           0.00    71,940,770.26           0.57067315758
     CB12             0.00                0.00           0.00    18,080,000.00           1.00000000000
      PO              0.00          543,397.24           0.00     6,603,369.51           0.66172379968
     PO-1             0.00          399,633.77           0.00     1,702,436.43           0.48939962510
     PO-2             0.00          143,763.47           0.00     4,900,933.08           0.75394103208
      AR              0.00                0.00           0.00             0.00           0.00000000000
--------------------------------------------------------------------------------------------------------
       M              0.00           26,984.91           0.00    30,455,975.69           0.99011624489
      B1              0.00            9,770.36           0.00    11,027,122.65           0.99011624556
      B2              0.00            8,374.62           0.00     9,451,847.70           0.99011624515
      B3              0.00            5,117.75           0.00     5,776,041.14           0.99011624602
      B4              0.00            2,326.26           0.00     2,625,491.26           0.99011624844
      B5              0.00            3,196.23      88,328.11     3,519,028.75           0.94785388596
--------------------------------------------------------------------------------------------------------
    Totals            0.00       52,188,715.75      88,328.11   663,649,713.50
--------------------------------------------------------------------------------------------------------

     THE                                            Distribution Date: 6/25/03
   BANK OF
     NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236
 Associate: Sean O'Connell
            212-815-6312

                            Countrywide Home Loans
                      Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-7
                                Series 2002-11



                                    Interest Distribution Detail

                     Beginning            Pass            Accrued      Cumulative
                    Certificate         Through           Optimal         Unpaid          Deferred
     Class            Balance           Rate (%)          Interest       Interest         Interest
--------------------------------------------------------------------------------------------------------
      1A1         47,230,236.89          1.970000         77,536.31          0.00            0.00
      1A2         47,230,236.83          6.530000        257,011.21          0.00            0.00
      1A3         27,939,103.00          6.500000        151,336.81          0.00            0.00
      1A4         50,090,663.90          6.500000        271,324.43          0.00            0.00
      1A5          9,927,000.00          6.500000         53,771.25          0.00            0.00
      1A6         21,493,558.03          6.250000        111,945.61          0.00            0.00
      1A7         21,493,558.03          5.750000        102,989.97          0.00            0.00
      1A8         10,746,779.02          1.820000         16,299.28          0.00            0.00
      1A9         10,746,778.99          6.680000         59,823.74          0.00            0.00
      CB1         24,474,615.35          7.000000        142,768.59          0.00            0.00
      CB2         30,727,428.00          6.500000        166,440.23          0.00            0.00
      CB3         87,833,702.66          6.500000        475,765.89          0.00            0.00
      CB4         84,501,756.93          6.500000        457,717.85          0.00            0.00
      CB5         13,994,856.00          6.500000         75,805.47          0.00            0.00
      CB6         11,372,000.00          6.500000         61,598.33          0.00            0.00
      CB7         30,727,428.00          6.750000        172,841.78          0.00            0.00
      CB8         67,705,590.50          6.750000        380,843.95          0.00            0.00
      CB9         22,519,855.00          6.750000        126,674.18          0.00            0.00
      CB10         9,884,000.00          6.750000         55,597.50          0.00            0.00
      CB11        79,512,869.25          6.750000        447,259.89          0.00            0.00
      CB12        18,080,000.00          6.750000        101,700.00          0.00            0.00
       PO          7,146,766.75          0.000000              0.00          0.00            0.00
      PO-1         2,102,070.20          0.000000              0.00          0.00            0.00
      PO-2         5,044,696.55          0.000000              0.00          0.00            0.00
       AR                  0.00          7.000000              0.00          0.00            0.00
--------------------------------------------------------------------------------------------------------
       M          30,482,960.60          7.000000        177,817.27          0.00            0.00
       B1         11,036,893.01          7.000000         64,381.88          0.00            0.00
       B2          9,460,222.32          7.000000         55,184.63          0.00            0.00
       B3          5,781,158.89          7.000000         33,723.43          0.00            0.00
       B4          2,627,817.52          7.000000         15,328.94          0.00            0.00
       B5          3,610,553.09          7.000000         21,061.56          0.00            0.00
--------------------------------------------------------------------------------------------------------
     Totals      715,926,757.39                        4,134,549.99          0.00            0.00
--------------------------------------------------------------------------------------------------------



(table continued)



                          Total             Net            Unscheduled
                        Interest         Prepayment          Interest            Interest
     Class                 Due         Int Shortfall        Adjustment             Paid
--------------------------------------------------------------------------------------------------------
      1A1             77,536.31             41.42                0.00          77,494.88
      1A2            257,011.21            137.31                0.00         256,873.90
      1A3            151,336.81             80.85                0.00         151,255.96
      1A4            271,324.43            144.95                0.00         271,179.47
      1A5             53,771.25             28.73                0.00          53,742.52
      1A6            111,945.61             59.81                0.00         111,885.81
      1A7            102,989.97             55.02                0.00         102,934.94
      1A8             16,299.28              8.71                0.00          16,290.57
      1A9             59,823.74             31.96                0.00          59,791.78
      CB1            142,768.59             27.20                0.00         142,741.39
      CB2            166,440.23             31.71                0.00         166,408.52
      CB3            475,765.89             90.65                0.00         475,675.24
      CB4            457,717.85             87.21                0.00         457,630.64
      CB5             75,805.47             14.44                0.00          75,791.03
      CB6             61,598.33             11.74                0.00          61,586.60
      CB7            172,841.78             32.93                0.00         172,808.85
      CB8            380,843.95             72.57                0.00         380,771.38
      CB9            126,674.18             24.14                0.00         126,650.05
      CB10            55,597.50             10.59                0.00          55,586.91
      CB11           447,259.89             85.22                0.00         447,174.67
      CB12           101,700.00             19.38                0.00         101,680.62
       PO                  0.00              0.00                0.00               0.00
      PO-1                 0.00              0.00                0.00               0.00
      PO-2                 0.00              0.00                0.00               0.00
       AR                  0.00              0.00                0.00               0.00
--------------------------------------------------------------------------------------------------------
       M             177,817.27             56.88                0.00         177,760.39
       B1             64,381.88             20.60                0.00          64,361.28
       B2             55,184.63             17.65                0.00          55,166.98
       B3             33,723.43             10.79                0.00          33,712.64
       B4             15,328.94              4.90                0.00          15,324.03
       B5             21,061.56              6.74                0.00          21,054.82
--------------------------------------------------------------------------------------------------------
     Totals         4,134,549.99         1,214.10                0.00       4,133,335.87
--------------------------------------------------------------------------------------------------------

     THE                                            Distribution Date: 6/25/03
   BANK OF
     NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236
 Associate: Sean O'Connell
            212-815-6312

                            Countrywide Home Loans
                      Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-7
                                Series 2002-11



                                       Current Payment Information
                                           Factors per $1,000



                                               Original              Beginning Cert.
                                              Certificate               Notional                Principal
      Class               Cusip                 Balance                  Balance              Distribution
------------------------------------------------------------------------------------------------------------------
       1A1              12669CN97           93,130,343.00              507.141232032          69.630867570
       1A2              12669CP20           93,130,343.00              507.141231387           0.000000000
       1A3              12669CP38           27,939,103.00            1,000.000000000           0.000000000
       1A4              12669CP46          116,524,830.00              429.871160528          80.547548897
       1A5              12669CP53            9,927,000.00            1,000.000000000           0.000000000
       1A6              12669CP61           50,000,000.00              429.871160526          80.547548896
       1A7              12669CP79           50,000,000.00              429.871160526          80.547548896
       1A8              12669CP87           25,000,000.00              429.871160896          80.547548966
       1A9              12669CP95           25,000,000.00              429.871159696           0.000000000
       CB1              12669CQ29           32,922,244.00              743.406656841           0.000000000
       CB2              12669CQ37           30,727,428.00            1,000.000000000           0.000000000
       CB3              12669CQ45          125,000,000.00              702.669621271          48.365386520
       CB4              12669CQ52          126,180,000.00              669.692161412          53.729680542
       CB5              12669CR44           13,994,856.00            1,000.000000000           0.000000000
       CB6              12669CR51           11,372,000.00            1,000.000000000           0.000000000
       CB7              12669CR69           30,727,428.00            1,000.000000000           0.000000000
       CB8              12669CR77          100,000,000.00              677.055905015          52.531853706
       CB9              12669CR85           22,519,855.00            1,000.000000000           0.000000000
       CB10             12669CR93            9,884,000.00            1,000.000000000           0.000000000
       CB11             12669CS27          126,063,000.00              630.739148308          60.065990725
       CB12             12669CS35           18,080,000.00            1,000.000000000           0.000000000
        PO                                   9,979,041.88              716.177648710          54.453849030
       PO-1             12669CS43            3,478,622.26              604.282398920         114.882773821
       PO-2             12669CS43            6,500,419.62              776.057061278          22.116029194
        AR              12669CS50                  100.00                0.000000000           0.000000000
------------------------------------------------------------------------------------------------------------------
        M               12669CS68           30,760,000.00              990.993517558           0.877272664
        B1              12669CS76           11,137,200.00              990.993518227           0.877272664
        B2              12669CS84            9,546,200.00              990.993517810           0.877272664
        B3              12669CQ60            5,833,700.00              990.993518683           0.877272665
        B4              12669CQ78            2,651,700.00              990.993521109           0.877272667
        B5              12669CQ86            3,712,627.87              972.506056741           0.860906720
------------------------------------------------------------------------------------------------------------------
      Totals                             1,060,690,412.75              674.962975798          49.202590240
------------------------------------------------------------------------------------------------------------------



(table continued)




                                                 Ending Cert.                 Pass
                           Interest                Notional                 Through
      Class              Distribution               Balance                 Rate (%)
------------------------------------------------------------------------------------------
       1A1               0.832112064            437.510364462            1.970000
       1A2               2.758219172            437.510363818            6.530000
       1A3               5.413772821          1,000.000000000            6.500000
       1A4               2.327224805            349.323611631            6.500000
       1A5               5.413772821          1,000.000000000            6.500000
       1A6               2.237716159            349.323611629            6.250000
       1A7               2.058698866            349.323611629            5.750000
       1A8               0.651622946            349.323611930            1.820000
       1A9               2.391671026            349.323610730            6.680000
       CB1               4.335712537            701.667776184            7.000000
       CB2               5.415634561          1,000.000000000            6.500000
       CB3               3.805401886            654.304234751            6.500000
       CB4               3.626808015            615.962480870            6.500000
       CB5               5.415634561          1,000.000000000            6.500000
       CB6               5.415634561          1,000.000000000            6.500000
       CB7               5.623928198          1,000.000000000            6.750000
       CB8               3.807713796            624.524051309            6.750000
       CB9               5.623928198          1,000.000000000            6.750000
       CB10              5.623928198          1,000.000000000            6.750000
       CB11              3.547231682            570.673157583            6.750000
       CB12              5.623928198          1,000.000000000            6.750000
        PO               0.000000000            661.723799680            0.000000
       PO-1              0.000000000            489.399625099            0.000000
       PO-2              0.000000000            753.941032085            0.000000
        AR               0.029105618              0.000000000            7.000000
------------------------------------------------------------------------------------------
        M                5.778946295            990.116244894            7.000000
        B1               5.778946299            990.116245563            7.000000
        B2               5.778946296            990.116245146            7.000000
        B3               5.778946301            990.116246018            7.000000
        B4               5.778946315            990.116248442            7.000000
        B5               5.671137272            947.853885964            7.000000
------------------------------------------------------------------------------------------
      Totals             3.896835326            625.677111363
------------------------------------------------------------------------------------------

     THE
   BANK OF
     NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236
 Associate: Sean O'Connell
            212-815-6312

                            Countrywide Home Loans
                      Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-7
                                Series 2002-11




Pool Level Data

Distribution Date                                                                                    6/25/03
Cut-off Date                                                                                         6/ 1/02
Determination Date                                                                                   6/ 1/03
Accrual Period 30/360                                                                  Begin         5/ 1/03
                                                                                       End           6/ 1/03
Number of Days in 30/360 Accrual Period                                                                   30



                Collateral Information
                ----------------------

Group 1
-------

Cut-Off Date Balance                                                                          400,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                             214,731,850.88
Ending Aggregate Pool Stated Principal Balance                                                188,375,077.02

Beginning Aggregate Certificate Stated Principal Balance                                      715,926,757.39
Ending Aggregate Certificate Stated Principal Balance                                         663,649,713.51

Beginning Aggregate Loan Count                                                                           515
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                           61
Ending Aggregate Loan Count                                                                              454

Beginning Weighted Average Loan Rate (WAC)                                                         7.538414%
Ending Weighted Average Loan Rate (WAC)                                                            7.560719%

Beginning Net Weighted Average Loan Rate                                                           6.931491%
Ending Net Weighted Average Loan Rate                                                              6.936754%

Weighted Average Maturity (WAM) (Months)                                                                 347

Servicer Advances                                                                                 113,255.16

Aggregate Pool Prepayment                                                                      26,192,123.60
Pool Prepayment Rate                                                                             79.0337 CPR


Group 2
-------
Cut-Off Date Balance                                                                          660,690,412.75

Beginning Aggregate Pool Stated Principal Balance                                             501,194,904.73
Ending Aggregate Pool Stated Principal Balance                                                475,274,634.71

Beginning Aggregate Certificate Stated Principal Balance                                      715,926,757.39
Ending Aggregate Certificate Stated Principal Balance                                         663,649,713.51

     THE
   BANK OF
     NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236
 Associate: Sean O'Connell
            212-815-6312

                            Countrywide Home Loans
                      Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-7
                                Series 2002-11




Group 2
-------

Beginning Aggregate Loan Count                                                                                 4099
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                 178
Ending Aggregate Loan Count                                                                                    3921

Beginning Weighted Average Loan Rate (WAC)                                                                7.662666%
Ending Weighted Average Loan Rate (WAC)                                                                   7.655261%

Beginning Net Weighted Average Loan Rate                                                                  6.929543%
Ending Net Weighted Average Loan Rate                                                                     6.927817%

Weighted Average Maturity (WAM) (Months)                                                                        346

Servicer Advances                                                                                        249,499.62

Aggregate Pool Prepayment                                                                             25,344,516.21
Pool Prepayment Rate                                                                                    46.6195 CPR




                        Certificate Information
                        -----------------------

Group 1
-------
Senior Percentage                                                                                    88.8498093990%
Senior Prepayment Percentage                                                                        100.0000000000%

Subordinate Percentage                                                                               11.1501906010%
Subordinate Prepayment Percentage                                                                     0.0000000000%

Group 2
-------
Senior Percentage                                                                                    92.0808817180%
Senior Prepayment Percentage                                                                        100.0000000000%

Subordinate Percentage                                                                                7.9191182820%
Subordinate Prepayment Percentage                                                                     0.0000000000%


Certificate Account

Beginning Balance                                                                                              0.00

Deposit
Payments of Interest and Principal                                                                    56,600,668.14

     THE
   BANK OF
     NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236
 Associate: Sean O'Connell
            212-815-6312

                            Countrywide Home Loans
                      Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-7
                                Series 2002-11




Liquidation Proceeds                                                                           90,740.59
All Other Proceeds                                                                                  0.00
Other Amounts                                                                                       0.00
                                                                                           -------------
Total Deposits                                                                             56,691,408.73


Withdrawals
Reimbursement of Servicer Advances                                                                  0.00
Payment of Master Servicer Fees                                                               107,858.54
Payment of Sub Servicer Fees                                                                  260,281.82
Payment of Other Fees                                                                               4.49
Payment of Insurance Premium(s)                                                                     0.00
Payment of Personal Mortgage Insurance                                                        260,281.82
Other Permitted Withdrawal per the Pooling and Service Agreement                                    0.00
Payment of Principal and Interest                                                          56,322,051.62
                                                                                           -------------
Total Withdrawals                                                                          56,950,478.29

Ending Balance                                                                                  1,216.75


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                      41,292.86
Compensation for Gross PPIS from Servicing Fees                                                41,292.86
Other Gross PPIS Compensation                                                                       0.00
                                                                                           -------------
Total Net PPIS (Non-Supported PPIS)                                                                -0.00


Master Servicing Fees Paid                                                                    107,858.54
Insurance Premium(s) Paid                                                                           0.00
Personal Mortgage Insurance Fees Paid                                                         260,281.82
Other Fees Paid                                                                                     4.49
                                                                                           -------------
Total Fees                                                                                    368,144.85



                        Delinquency Information
                        -----------------------
Group 1
-------

     THE
   BANK OF
     NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236
 Associate: Sean O'Connell
            212-815-6312

                            Countrywide Home Loans
                      Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-7
                                Series 2002-11




Delinquency                                             30-59 Days        60-89 Days           90+ Days               Totals
-----------                                             ----------        ----------           --------               ------
Scheduled Principal Balance                           7,774,322.45      2,264,541.86         810,332.73        10,849,197.04
Percentage of Total Pool Balance                         4.127044%         1.202145%          0.430170%            5.759359%
Number of Loans                                                 19                 6                  2                   27
Percentage of Total Loans                                4.185022%         1.321586%          0.440529%            5.947137%

Foreclosure
-----------
Scheduled Principal Balance                                                                                     2,852,245.36
Percentage of Total Pool Balance                                                                                   1.514131%
Number of Loans                                                                                                            8
Percentage of Total Loans                                                                                          1.762115%

REO
---
Scheduled Principal Balance                                                                                     1,663,022.03
Percentage of Total Pool Balance                                                                                   0.882825%
Number of Loans                                                                                                            4
Percentage of Total Loans                                                                                          0.881057%

Book Value of all REO Loans                                                                                             0.00
Percentage of Total Pool Balance                                                                                   0.000000%

Current Realized Losses                                                                                                 0.00
Additional Gains (Recoveries)/Losses                                                                                    0.00
Total Realized Losses                                                                                              64,146.14

Group 2


Delinquency                                             30-59 Days        60-89 Days           90+ Days               Totals
-----------                                             ----------        ----------           --------               ------
Scheduled Principal Balance                          18,896,318.97      5,326,928.23       3,500,377.79        27,723,624.99
Percentage of Total Pool Balance                         3.975874%         1.120811%          0.736496%            5.833180%
Number of Loans                                                159                43                 29                  231
Percentage of Total Loans                                4.055088%         1.096659%          0.739607%            5.891354%

Foreclosure
-----------
Scheduled Principal Balance                                                                                     3,790,641.86
Percentage of Total Pool Balance                                                                                   0.797569%
Number of Loans                                                                                                           33
Percentage of Total Loans                                                                                          0.841622%

     THE
   BANK OF
     NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236
 Associate: Sean O'Connell
            212-815-6312

                            Countrywide Home Loans
                      Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-7
                                Series 2002-11



REO
---
Scheduled Principal Balance                                                                   1,347,111.75
Percentage of Total Pool Balance                                                                 0.283439%
Number of Loans                                                                                         11
Percentage of Total Loans                                                                        0.280541%

Book Value of all REO Loans                                                                           0.00
Percentage of Total Pool Balance                                                                 0.000000%

Current Realized Losses                                                                          88,328.11
Additional Gains (Recoveries)/Losses                                                                  0.00
Total Realized Losses                                                                            92,820.77



                Subordination/Credit Enhancement Information
                --------------------------------------------


Protection                                                                      Original           Current
----------                                                                      --------           -------
Bankruptcy Loss                                                               200,000.00        200,000.00
Bankruptcy Percentage                                                          0.018856%         0.030136%
Credit/Fraud Loss                                                          19,226,582.00      7,159,267.56
Credit/Fraud Loss Percentage                                                   1.812648%         1.078772%
Special Hazard Loss                                                        19,226,582.00      7,159,267.56
Special Hazard Loss Percentage                                                 1.812648%         1.078772%

Credit Support                                                                  Original           Current
--------------                                                                  --------           -------
Class A                                                                   997,048,984.88    600,794,206.31
Class A Percentage                                                            94.000000%        90.528813%

Class M                                                                    30,760,000.00     30,455,975.69
Class M Percentage                                                             2.899998%         4.589164%

Class B1                                                                   11,137,200.00     11,027,122.65
Class B1 Percentage                                                            1.049995%         1.661588%

Class B2                                                                    9,546,200.00      9,451,847.70
Class B2 Percentage                                                            0.899999%         1.424222%

Class B3                                                                    5,833,700.00      5,776,041.14
Class B3 Percentage                                                            0.549991%         0.870345%

Class B4                                                                    2,651,700.00      2,625,491.26
Class B4 Percentage                                                            0.249998%         0.395614%

     THE
   BANK OF
     NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236
 Associate: Sean O'Connell
            212-815-6312

                            Countrywide Home Loans
                      Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-7
                                Series 2002-11


Credit Support                                                       Original                Current
--------------                                                       --------                -------
Class B5                                                          3,712,627.87            3,519,028.75
Class B5 Percentage                                                  0.350020%               0.530254%